As filed with the Securities and Exchange Commission on December 6, 1996 Registration No. 33-_____
______________________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                       ______________________

                              FORM S-8
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933
                       ______________________

                         THC HomeCare, Inc.
       (Exact name of registrant as specified in its charter)
                      _________________________


        Utah
    (State or other
    jurisdiction
    of incorporation or
    organization)

      48-1092064
    (I.R.S. Employer
     Identification No.


                  215 South State Street, Suite 535
                     Salt Lake City, Utah 84111
                           (801) 532-7525

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

           1996 Director's Plan and 1996 Stock Option Plan

                  ________________________________

            William V. Trowbridge, Vice President Finance
                         THC HomeCare, Inc.
                  215 South State Street, Suite 535
                     Salt Lake City, Utah 84111
                           (801) 532-7525
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copies to:
                       Kevin R. Pinegar, Esq.
                Durham, Evans, Jones & Pinegar, P.C.
                   50 South Main Street, Suite 850
                     Salt Lake City, Utah  84144
                           (801) 538-2424

                   CALCULATION OF REGISTRATION FEE

Title of each class                       Proposed maximum     Proposed maxi-  Amount of
of securities to be  Amount to be         offering price per   mum aggregate   registration
registered           registered(1)        unit                 offering price  fee(3)

Common Shares,       900,000 shares       $ .275               $247,500(2)     $ 81.68
par value $.0001
per share, subject
to stock options
granted under
plans

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on NASDAQ on October 30 6, 1996 (within 5 business days prior to the date of filing the registration statement).

(3)  1/33 of 1 percent of the maximum aggregate offering price, pursuant to
Section 6(b) of the Securities Act of 1933.

                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.Incorporation of Documents by Reference.

    The following documents filed with the Commission by the Registrant are incorporated herein by reference:

     (a)The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     (b)Other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above:

    The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, 1996 and September 30, 1996.

     (c)Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 4.Description of Securities.

    Not applicable.

 Item 5.Interests of Named Experts and Counsel.

    Not Applicable.

 Item 6.Indemnification of Directors and Officers.

    Section 16-10a-901, et.seq. of the Revised Business Corporation Act of
Utah, together with the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Revised Business Corporation Act and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 Item 7.Exemption from Registration Claimed.

    Not applicable.

 Item 8.Exhibits.

4(a)   -- Stock Option Plan of 1996

4(b)   -- Directors Stock Option Plan of 1996

4(c) -- Form of Stock Option Agreement for the purchase of Common Stock of the Company, used in connection with the Directors' Plan.

5   --    Opinion of Durham, Evans, Jones & Pinegar, P.C. regarding validity of
          Common Stock issuable under the Stock Option Plans

23(a) -- Consent of Durham, Evans, Jones & Pinegar, P.C. (included in the opinions filed as Exhibit 5 to this Registration Statement).

 Item 9.Undertakings.

 (a)The undersigned Company hereby undertakes:

     (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

 (c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 30th day of October, 1996.

               THC HomeCare, Inc.



               By    /s/ Thomas O. Bushell
                     President and CEO




                          POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas O. Bushell, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.



 Signature                 Title                Date

 /s/ Thomas O. Bushell     CEO, President       December 5, 1996
                           Director


 /s/ Charles McLaughlin    Chairman/Director    December 5, 1996





                            EXHIBIT INDEX

Exhibits

4(a) --   1996 Directors' Stock Option Plan

4(b) --   1996 Stock Option Plan

4(c) -- Form of Stock Option Agreement for the purchase of Common Stock of the Company, used in connection with the Directors' Plan.

5    --   Opinion of Durham, Evans, Jones & Pinegar, P.C. regarding
          validity of Common Stock issuable under the Stock Option
          Plan.


23(a)-- Consent of Durham, Evans, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5 to this Registration
          Statement).

Exhibit 4(a)
                         THC HomeCare, Inc.

                         a Utah corporation

                  1996 Directors' Stock Option Plan

      The purpose of this 1996 Directors' Stock Option Plan (the "Plan") is to promote the long-term success of THC HomeCare, Inc.(the "Company") by creating a long-term mutuality of interests between the Directors and the shareholders of the Company, to provide an incentive to the Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

    I.Administration

      The Plan shall be administered by the Board of Directors or by a Committee consisting of two or more Directors appointed by the Board of Directors of the Company (the "Board"). The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members of the Committee shall be the acts of the Committee. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan or as to "Non statutory Stock Options" and their related alternate stock appreciation rights ("Alternate Rights") granted under the Plan (hereinafter collectively referred to as "Options"), shall be subject to the determination of the Board, which shall be final and binding. Awards under this Plan which do not have a minimum six-month vesting term and which prohibit the transfer or disposition of the underlying securities for a minimum of six months will be subject to approval of the Board or to approval by the shareholders of the Company, in the latter case, by vote taken within 12 months of the date of the grant in question.

       1.Shares Available Under the Plan

      Except as may be adjusted as provided elsewhere herein, the shares of stock which may be issued upon exercise of Options under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The number of shares of Common Stock the Company shall reserve for issuance upon exercise of Options to be granted from time to time under the Plan, shall not exceed in the aggregate 300,000 shares of Common Stock. In the absence of an effective registration statement under the Securities Act of 1933 (the "Act"), all Options granted and shares of Common Stock subject to their exercise will be restricted as to subsequent resale or transfer, pursuant to the provisions of Rule 144, promulgated under the Act; provided, however, that the Company shall as soon as practicable, file a registration statement covering the shares of Common Stock reserved for issuance under the Plan on Form S-8, if such form is available for use by the Company.

       2.Eligibility

      Only Directors of the Company are eligible to receive grants of Options under the Plan.

       A.Upon adoption of the Plan by the Board of Directors, each current member of the Board will automatically and without further action by the Board or the Committee be granted the following Options, together with related Alternative Rights:

          Options to purchase 50,000 shares of Common Stock, all of which Options vest immediately upon the date of grant.

       B. In addition to the Options granted to current Directors of the Company upon adoption of Plan, any new member of the Board of Directors appointed or elected after adoption of the Plan, automatically and without further action by the Board or the Committee, and to the extent shares are available for issuance under the Plan, shall be granted Options to purchase 50,000 shares of Common Stock of the Company on the day following the date of appointment of such person to the Board. Such Options, if granted, shall vest on January 1 of each year, following the end of the calendar year during which that Optionee became a Director.

       C. A Director may decline acceptance of the grant of Options hereunder by notifying the Committee of such decision.

       D. The Board may make such further grants hereunder as it may from time to time determine, consistent with the terms of this Plan.

      3.  Effective Date and Term of Plan

      The Plan shall become effective as of the 5th day of October 1996, the date the Plan is effectively adopted by a majority of the Board (the "Effective Date").

      No awards shall be granted under the Plan after or on the 5th day of October 2006, which date is ten (10) years after the Effective Date (the "Plan Termination Date"). Provided, however, that the Plan and all awards made under the Plan prior to such Plan Termination Date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

       4.  Terms and Conditions of Nonstatutory Stock Options

      Nonstatutory Stock Options granted under the Plan shall be subject to the following terms and conditions:

       A. The grant of a Nonstatutory Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the Director who is the holder of the Option (the "Optionee"), stating the number of shares of Common Stock subject to the Nonstatutory Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

       B. The purchase price at which each Nonstatutory Stock Option may be exercised (the "Option Price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the Nonstatutory Stock Option on the date of grant as provided below.

       C. Subject to the vesting schedule under Paragraph 3, above, each Nonstatutory Stock Option shall be fully exercisable at any time beginning six months, and within ten (10) years, after the date of grant thereof (the "Option Term"). No Nonstatutory Stock Option shall be exercisable after the expiration of its Option Term. A Nonstatutory Stock Option to the extent exercisable at any time may be exercised in whole or in part.

       D. Each Nonstatutory Stock Option Agreement shall set forth the procedure governing the exercise of the Nonstatutory Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with Common Stock previously owned by Optionee having a fair market value on the date of exercise of the Nonstatutory Stock Option, determined as provided below, equal to the Option Price for the shares being purchased. Delivery of the shares may be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a Nonstatutory Stock Option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Nonstatutory Stock Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the Nonstatutory Stock Option shall not be deemed to occur and no shares of stock will be issued by the Company upon exercise of the Nonstatutory Stock Option until the Company has received payment of the Option Price in full. The date of exercise of a Non statutory Stock Option shall be determined under procedures established by the Committee as provided above. Payment of the Option Price with shares shall not increase the number of shares of stock which may be issued under the Plan.

       E. If an Optionee ceases to be a Director of the Company for any reason, any outstanding Nonstatutory Stock Options held by the Director shall be exercisable according to the following provisions:

       (1) If the Optionee ceases to be a Director for any reason other than resignation, removal for cause or death, any outstanding Nonstatutory Stock Option held by the Optionee at such time shall be exercisable by the Optionee (but only if exercisable immediately prior to ceasing to be a Director) at any time prior to the expiration date of such Nonstatutory Stock Option or within three years after the date the grantee ceases to be a Director, whichever is the shorter period;

       (2) If during his term of office as a Director an Optionee resigns from the Board or is removed from office for cause, any outstanding Nonstatutory Stock Option held by the Optionee which is not exercisable by him immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding Nonstatutory Stock Option held by the Optionee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such Nonstatutory Stock Option or within six months after the date of resignation or removal, whichever period is shorter;

       (3) Following the death of an Optionee during service as a Director of the Company, any outstanding Nonstatutory Stock Option held by him at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the Optionee, or, if the Optionee shall fail to make testamentary disposition of the Nonstatutory Stock Option or shall die intestate, by the legal representative of the Optionee at any time prior to the expiration date of such Nonstatutory Stock Option or within three years after the date of death of Optionee, whichever is the shorter period;

       (4) Following the death of an Optionee after ceasing to be a Director and during a period when a Nonstatutory Stock Option is exercisable under (2) above, the Nonstatutory Stock Option shall be exercisable by such person entitled to do so under the will of the Optionee or by such legal representative at any time prior to the expiration date of the Nonstatutory Stock Option or within one year after the date of death, whichever is the shorter period;

       (5) Following the death of an Optionee after ceasing to be a Director and during a period when a Nonstatutory Stock Option is exercisable under clause (1) above, the Nonstatutory Stock Option shall be exercisable by such person entitled to do so under the Will of the Optionee or by such legal representative at any time during the shorter of the following two periods: (i) until the expiration date of the Nonstatutory Stock Option or (ii) until three years after the grantee ceased being a Director or one year after the date of death of the Optionee (whichever is longer).

      A Nonstatutory Stock Option held by an Optionee who has ceased to be a Director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 5E.

       F.  "FAIR MARKET VALUE" per share in respect of any share of Common
Stock as of any particular date shall mean (i) the closing sales price per share of Common Stock reflected on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; or (iii) in case no reported sale takes place, the average of the closing bid and asked prices on the National Association of Securities Dealers' Automated Quotations System ("NASDAQ") or any comparable system, or if the shares of Common Stock are not listed on NASDAQ or comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine in any such other manner as the Committee may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

        5.  Alternate Stock Appreciation Rights

       A. Concurrently with the award of Nonstatutory Stock Options to purchase one or more shares of Common Stock, the Board or Committee shall, subject to the provisions of the Plan, award to the Optionee with respect to each share of Common Stock, a related Alternate Right, permitting the Optionee to be paid the appreciation on the Nonstatutory Stock Option in Common Stock in lieu of exercising the Nonstatutory Stock Option.

       B. Alternate Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

       C. An Optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Nonstatutory Stock Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Subsections D and E. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions and within the same Option Terms as the Nonstatutory Stock Options related thereto are exercisable, as provided in this Plan.

       D. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Nonstatutory Stock Option related to said Alternate Right was granted or became effective, as the case may be.

       E.  Upon exercise of Alternate Rights, the Company shall pay
Optionee the amount of payment determined pursuant to Subsection D in Common Stock. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Subsection D by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified in this Plan for shares issued pursuant to the exercise of Nonstatutory Stock Options.

       F. The exercise of any Alternate Rights shall cancel an equal number of Nonstatutory Stock Options related to said Alternate Rights.

       G. Upon termination of the Optionee's employment as a Director of the Company by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of such termination, exercise any Alternate Rights to the extend such Alternate Rights are exercisable during such six-month period.

       H. Except as provided in Subsection G, all Alternate Rights shall terminate three months after the date of termination of the Optionee's employment as a Director or upon the death of the Optionee.

        6.  Restrictions

       A. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be exercised or consummated in whole or in part unless and until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. No award under the Plan shall be assignable or transferable by the recipient thereof, except by Will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the U.S. Internal Revenue Code, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative. The recipient of an award shall not exercise the Options for at least six months after date of grant of award.

       B. Subject to the foregoing provisions of Section 5 and the other provisions of this Plan, any Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement under which the Option is granted, or an amendment thereto; except that in no event, notwithstanding anything in this Plan to the contrary, shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3 of the Securities Exchange Act, as amended or any successor Rule.

       7.  Withholding Taxes

      Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall, to the extent permitted or required by law, have the right to require the grantee, as a condition of exercise of its Options to remit to the Company no later than the date of issuance or exercise, or make arrangements satisfactory to the Board regarding payment of, any amount sufficient to satisfy any federal, state and/or local taxes of any kind, including, but not limited to, withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If the participant fails to pay the amount required by the Board, the Company shall have the right to withhold such amount from other amounts payable by the Company to the participant, including but not limited to, salary, fees or benefits, subject to applicable law. Alternatively, the Board may cause the Company to issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any such taxes, including, but not limited to, the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

       8.  Rights as a Shareholder

      The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him or her upon exercise of the options.

       9.  Adjustments

      In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan and the Option Price of Nonstatutory Stock Options theretofore granted under the Plan.

       10.  Effect of Certain Changes

      Notwithstanding Section 10 above, the following adjustments shall be made upon the occurrence of certain events or changes to the Company or its capitalization:

       A. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for awards under the Plan, the number of such shares covered by the outstanding Options and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

       B. In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to split-up, split-off or spin-off, or in the event of a merger, consolidation or other reorganization of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger, consolidation or other reorganization by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger, consolidation or other reorganization; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than 90 -days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 90 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

       C. If while unexercised Options remain outstanding under the Plan, the stockholders of the Corporation approve a definitive agreement to merge, consolidate or otherwise reorganize the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation (each, a "Disposition Transaction"), then the Committee may: (i) make an appropriate adjustment to the number and class of shares available for awards under the Plan, and to the amount and kind of shares or other securities or property (including cash) receivable upon exercise of any outstanding options after the effective date of such transaction, and the price thereof, or, in lieu of such adjustment, provide for the cancellation of all options outstanding at or prior to the effective date of such transaction; (ii) provide that exercisability of all Options shall be accelerated, whether or not otherwise exercisable; or (iii) in its discretion, permit Optionees to surrender outstanding options for cancellation.

       D. Paragraphs (B) and (C) of this Section shall not apply to a merger, consolidation or other reorganization in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation, merger or other reorganization of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

       E. In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

       F. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

       G. Except as hereinbefore expressly provided in this Section, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock or any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or other reorganization or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

       11.  Amendment of the Plan

       A. The Board may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements. Provided, however, that no such amendment pursuant to this Section 10 shall circumvent the provisions of the last sentence of Paragraph 1, above or otherwise disqualify the Plan or awards made under the Plan for exemption under Rule 16b-3 of the Securities Exchange Act or any successor Rule.

       B. The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan shall not without the consent of a participant, affect his other rights under an award previously granted to him or her.

       C. Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Nonstatutory Stock Option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Nonstatutory Stock Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor Rule relating to exemption from Section 16(b) of the Securities Exchange Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Nonstatutory Stock Options theretofore granted under the Plan notwithstanding any contrary provisions contained in any Non statutory Stock Option agreement. In the event of any such amendment to the Plan, the holder of any Nonstatutory Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Nonstatutory Stock Option agreement within such reasonable time as the Committee shall specify in such request.

       12.  Effect of Headings

      The Section and Subsection headings contained herein are for convenience only and shall not affect the construction hereof.


ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS, EFFECTIVE THE 5th DAY OF OCTOBER 1996.



                              /s/ Charles W. McLaughlin, Chairman

Exhibit 4(b)
                         THC HomeCare, Inc.

                         a Utah corporation

                       1996 Stock Option Plan

                          ARTICLE I GENERAL

1.01.  Purpose.

The purposes of this Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of THC HomeCare, Inc., a Utah corporation, and its Subsidiary Corporations and Affiliates (collectively referred to as the "Company") with the shareholders of the Company by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business.

1.02.  Administration.

       (a) The Board of Directors of THC HomeCare, Inc., (the "Board") shall administer the Plan. Awards under the Plan may be made by the Board of Directors or by a Committee consisting of two or more directors to administer the Plan (the "Committee"), as constituted from time to time. The President may recommend grants for approval by the Board. If a Committee is appointed, awards under the Plan will be subject to approval by the Board prior to the grants being made. Awards may also be made subject to ratification of the vote of a majority of the shares voted at a meeting at which a quorum is present as determined by the Bylaws of the Company, provided such meeting is held within 12 months of the date of grant of the award to be so approved and prior to any exercise of such award. Any Committee member shall also be a member of the Board. The award may prohibit any disposition of the securities underlying the award for a minimum of six months from the date of acquisition thereof.

      Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or change the size of the Committee, and appoint new members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, or remove all members of the Committee.

       (b) The Board (or its Committee, subject to the foregoing) shall have the authority without limitation, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, and from time to time, to:

          (i) administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan;

          (ii) designate the employees or classes of employees eligible to participate in the Plan from among those described in Section 1.03 below;

          (iii) grant awards provided in the Plan in such form, amount and under such terms as the Committee shall determine;

          (iv) determine the purchase price of shares of Common Stock covered by each Option (the "Option Price");

          (v) determine the Fair Market Value of Common Stock for purposes of Options or of determining the appreciation of Common Stock with respect to Stock Appreciation Rights;

          (vi) determine the time or times at which Options and/or Stock Appreciation Rights shall be granted;

          (vii) determine the terms and provisions of the various Option or Stock Appreciation Rights Agreements (none of which need be identical or uniform) evidencing Options or Stock Appreciation Rights granted under the Plan and to impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

          (viii) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

The Committee may delegate to one or more of its members or to one or more Agents such administrative duties as it may deem advisable, and the Committee or any delegate may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

       (c) All decisions, determinations and interpretations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, binding and conclusive on all Optionees and the Company.

       (d) One member of the Committee shall be elected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

       (e) No member of the Board or Committee shall be liable for any action taken or decision or determination made in good faith with respect to any Option, Stock Appreciation Right, the Plan, or any award thereunder.

1.03. Eligibility for Participation

Participants in the Plan shall be selected by the Committee, and awards under the Plan, as described in Section 1.04 below, may be granted to officers and key employees of the Company and to other key individuals such as consultants and non-employee agents to the Company whom the Committee believes have made or will make an essential contribution to the Company; provided, however, that Incentive Stock Options may only be granted to executive officers and other key employees of the Company who occupy responsible managerial or professional positions, who have the capability of making a substantial contribution to the success of the Company, and who agree, in writing, to remain in the employ of, and to render services to, the Company for a period of at least one (1) year from the date of the grant of the award. The Committee has the authority to select particular employees within the eligible group to receive awards under the Plan. In making this selection and in determining the persons to whom awards under the Plan shall be granted and the form and amount of awards under the Plan, the Committee shall consider any factors deemed relevant in connection with accomplishing the purposes of the Plan, including the duties of the respective persons and the value of their present and potential services and contributions to the success, profitability and sound growth of the Company. A person to whom an award has been granted is sometimes referred to herein as an "Optionee." In no event shall participants include Directors or any person described in this Section who also serves as a Director or is otherwise an interested person involved in the administration of the Plan. Such Directors are participants in a separate nondiscretionary plan of the Company. An Optionee shall be eligible to receive more than one Option and/or Stock Appreciation Rights during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

1.04.  Types of Awards Under Plan.

      Awards under the Plan may be in the form of any one or more of the following:

        (i) "Stock Options" which are nonqualified stock options, the tax consequences of which are governed by the provisions of Section 83 of the Internal Revenue Code (the "Code"), as described in Article II;

        (ii) "Incentive Stock Options" which are statutory stock options, the tax consequences of which are governed by Section 422 of the Code, as described in Article III;

        (iii) "Reload Options" which are also nonqualified stock options, the tax consequences of which are governed by Section 83 of the Code, as described in Article IV;

        (iv) "Alternate Rights" which are Stock Appreciation Rights, the tax consequences of which are governed by Section 83 of the Code, as described in Article V; and/or

        (v) "Limited Rights" which are also Stock Appreciation Rights, the tax consequences of which are governed by Section 83 of the Code, as described in Article VI.

        (vi) "Stock Bonuses" which are compensation, the tax consequences of which are governed by Section 83 of the Code, as described in Article VII.

        (vii) "Cash Bonuses" which are compensation, the tax consequences of which are governed by Section 61 of the Code, as described in Article VIII.

1.05.  Aggregate Limitation on Awards.

       (a) Except as may be adjusted pursuant to Section 9.12(i) below, shares of stock which may be issued as Stock Bonuses or upon exercise of Options or Alternate Rights under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The number of shares of Common Stock the Company shall reserve for issuance as Stock Bonuses or upon exercise of Options or Alternate Rights to be granted from time to time under the Plan, and the maximum number of shares of Common Stock which may be issued under the Plan, shall not exceed in the aggregate 600,000 shares of Common Stock. In the absence of an effective registration statement under the Securities Act of 1933 (the "Act"), all Stock Bonuses, Options and Stock Appreciation Rights granted and shares of Common Stock subject to their exercise will be restricted as to subsequent resale or transfer, pursuant to the provisions of Rule 144, promulgated under the Act.

       (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

      (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

      (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Rights shall be counted; and

      (iii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option.

       (iv) all shares issued (including the shares, if any, withheld for tax withholding requirements as Stock Bonuses shall be counted.

       (c) In addition to shares of Common Stock actually issued pursuant to Stock Bonuses or the exercise of Options or Alternate Rights, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights shall have been exercised.

       (d) Shares tendered by a participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Any shares of Common Stock subject to an Option or Stock Appreciation Right granted without a related Option, which for any reason is canceled, terminated, unexercised or expires in whole or in part shall again be available for issuance under the Plan, but shares subject to an Option or Alternate Right which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

1.06.  Effective Date and Term of Plan.

       (a) The Plan shall become effective as of the 5th day of October 1996, the date the Plan is adopted by the Board (the "Effective Date").

       (b) No awards shall be granted under the Plan after or on the 5th of October, 2006, which date is ten (10) years after the Effective Date (the "Plan Termination Date"). Provided, however, that the Plan and all awards made under the Plan prior to such Plan Termination Date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                      ARTICLE II STOCK OPTIONS

2.01.  Award of Stock Options.

The Committee may from time to time, and subject to the provisions of the Plan, and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or for Company shares the number of shares of Common Stock allotted by the Committee ("Stock Options"). The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.02.  Stock Option Agreements.

The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03  Stock Option Price.

The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, unless the Committee shall determine, in its sole discretion, that there are circumstances which reasonably justify the establishment of a lower Option Price.

2.04.  Term and Exercise.

Each Stock Option shall be fully exercisable at any time within the period beginning not earlier than six months after the date of its grant and, unless a shorter period is provided by the Committee or by another Section of this Plan, ending not later than ten years after the date of grant thereof (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term.

2.05  Manner of Payment.

Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with Common Stock previously owned by Optionee.

2.06  Death of Optionee.

      (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death.

      (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.07  Retirement or Disability.

Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 36-month period.

2.08  Termination for Other Reasons.

Except as provided in Sections 2.06, 2.07 or 9.13(f), or except as otherwise determined by the Committee, all Stock Options shall terminate three months after the termination of the Optionee's employment.

2.9  Effect of Exercise.

The exercise of any Stock Option shall cancel that number of related Alternate Rights and/or Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Stock Option.

                 ARTICLE III INCENTIVE STOCK OPTIONS

3.01  Award of Incentive Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" which are intended to qualify as such under the provisions of Section 422 of the Code, to purchase for cash or for Company shares the number of shares of Common Stock allotted by the Committee ("Incentive Stock Options"). The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee shall allot a specific number of shares to a participant pursuant to the Plan.

3.02  Incentive Stock Option Agreements.

The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

3.03  Incentive Stock Option Price.

Except as provided in Section 3.10 below, the Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04  Term and Exercise.

Except as provided in Section 3.10 below, each Incentive Stock Option shall be fully exercisable at any time within the period beginning not earlier than six months after the date of its grant and, unless a shorter period is provided by the Committee or another Section of this Plan, ending not later than ten years after the date of grant thereof (the "Option Term"). No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

3.05  Maximum Amount of Incentive Stock Option Grant.

The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Common Stock subject to an Incentive Stock Option granted to any Optionee by the Committee in any calendar year shall not exceed $100,000. Multiple Incentive Stock Options may be granted to an Optionee in any calendar year, which Multiple Incentive Stock Options may in the aggregate exceed such $100,000 Fair Market Value limitation, so long as each such Incentive Stock Option within the Multiple Incentive Stock Option award does not exceed such $100,000 Fair Market Value limitation and so long as no two such Incentive Stock Options may be exercised by the Optionee in the same calendar year.

3.06  Death of Optionee.

      (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

      (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

3.07  Retirement or Disability.

Upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code, upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

3.08  Termination for Other Reasons.

Except as provided in Sections 3.06, 3.07 or 9.13(f), or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate three months after the date of termination of the Optionee's employment.

3.09  Applicability of Stock Options Sections and Other Restrictions.

Sections 2.05, Manner of Payment; 2.06, Restrictions on Certain Shares; and 2.10, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this
Article III as though fully set forth herein. In addition, the Optionee shall be prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of the shares of Common Stock underlying the Incentive Stock Options until the later of either two (2) years after the date of granting the Incentive Stock Option or one (1) year after the transfer to the Optionee of such underlying Common Stock after the Optionee's exercise of such Incentive Stock Options.

3.10  Employee/Ten Percent Shareholders.

In the event the Committee determines to grant an Incentive Stock Option to an employee who is also a Ten Percent Stockholder, as defined in 9.07(i) below, (i) the Option Price shall not be less than 110% of the Fair Market Value of the shares of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed 5 years from the date of grant of such Incentive Stock Option. Fair Market Value shall be as defined in 9.07(c) below.

                      ARTICLE IV RELOAD OPTIONS

4.01.  Authorization of Reload Options.

Concurrently with the award of Stock Options and/or the award of Incentive Stock Options to any participant in the Plan, the Committee may, subject to the provisions of the Plan, particularly the provisions of Section 9.12 below, and such other terms and conditions as the Committee may prescribe, authorize reload options to purchase for cash or for Company shares a number of shares of Common Stock allotted by the Committee ("Reload Options"). The number of Reload Options shall equal (i) the number of shares of Common Stock used to exercise the underlying Stock Options or Incentive Stock Options and (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Stock Options or Incentive Stock Options. The grant of a Reload Option will become effective upon the exercise of underlying Stock Options, Incentive Stock Options or other Reload Options through the use of shares of Common Stock held by the Optionee for at least 12 months. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

4.02.  Reload Option Amendment.

Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of an underlying Stock Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement.

4.03.  Reload Option Price.

The Option Price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date the grant of the Reload Option becomes effective, unless the Committee shall determine, in its sole discretion, that there are circumstances which reasonably justify the establishment of a lower Option Price.

4.04.  Term and Exercise.

Each Reload Option is fully exercisable not earlier than six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining Option Term of the underlying Stock Option and/or Incentive Stock Option.

4.05.  Termination of Employment.

No additional Reload Options shall be granted to Optionees when Stock Options, Incentive Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment.

4.06.  Applicability of Stock Options Sections.

Sections 2.05, Manner of Payment; 2.06, Restrictions on Certain Shares; 2.07, Death of Optionee; 2.08, Retirement or Disability; 2.09, Termination for Other Reasons; and 2.10, Effect of Exercise, applicable to Stock Options, shall apply equally to Reload Options. Said Sections are incorporated by reference in this
Article IV as though fully set forth herein.


            ARTICLE V ALTERNATE STOCK APPRECIATION RIGHTS

5.01.  Award of Alternate Rights.

Concurrently with or subsequent to the award of any Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock, a related alternate stock appreciation right, permitting the Optionee to be paid the appreciation on the Option in Common Stock in lieu of exercising the Option ("Alternate Right").

5.02.  Alternate Rights Agreement.

Alternate Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

5.03.  Term and Exercise.

An Optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Sections
5.04 and 5.05. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions and within the same Option Terms as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.

5.04.  Amount of Payment.

The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Option related to said Alternate Right was granted or became effective, as the case may be.

5.05.  Form of Payment.

Upon exercise of Alternate Rights, the Company shall pay Optionee the amount of payment determined pursuant to Section 5.04 in Common Stock. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 5.04 by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified in Section 2.06.

5.06.  Effect of Exercise.

The exercise of any Alternate Rights shall cancel an equal number of Stock Options, Incentive Stock Options, Reload Options and Limited Rights, if any, related to said Alternate Rights.

5.07.  Retirement or Disability.

Upon termination of the Optionee's employment (including employment as a director of the Company after an Optionee terminates employment as an officer or key employee of the Company) by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within three years from the date of such termination, exercise any Alternate Rights to the extent such Alternate Rights are exercisable during such three year period.

5.08.  Death of Optionee or Termination for Other Reasons.

Except as provided in Section 5.07 or 9.13(f), or except as otherwise determined by the Committee, all Alternate Rights shall terminate three months after the date of termination of the Optionee's employment or one year after the death of the Optionee.

                      ARTICLE VI LIMITED RIGHTS

6.01.  Award of Limited Rights.

Concurrently with or subsequent to the award of an Option or Alternate Right, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock underlying such Option or Alternate Right, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in cash in lieu of exercising the Option ("Limited Right").

6.02.  Limited Rights Agreement.

Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

6.03.  Term and Exercise.

An Optionee who has been granted Limited Rights may, from time to time, in lieu of the exercise of an equal number of Options and Alternate Rights related thereto, elect to exercise one or more Limited Rights and thereby become entitled to receive from the Company payment in cash the amount determined pursuant to Sections 6.04 and 6.05. Limited Rights shall be exercisable only to the same extent and subject to the same conditions and within the same Option Terms as the Options or Alternate Rights related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Limited Rights.

Notwithstanding anything above to the contrary, Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control of the Company, (the "Exercise Period"); provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant.

As used in the Plan, a "Change of Control" shall be deemed to have occurred if
(a) individuals who are currently directors of THC HomeCare, Inc. immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to THC HomeCare, Inc. or to all or substantially all of its assets), or any entity, person or Group other than THC HomeCare, Inc. or a Subsidiary Corporation of THC HomeCare, Inc. acquires shares of THC HomeCare, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially fifty-one percent (51%) or more of the outstanding shares of THC HomeCare, Inc.

As used herein, "Control Transaction" shall be (i) any tender offer for or acquisition of capital stock of THC HomeCare, Inc., (ii) any merger, consolidation, reorganization or sale of all or substantially all of the assets of THC HomeCare, Inc. which has been approved by the shareholders, (iii) any contested election of directors of THC HomeCare, Inc. or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

6.04.  Amount of Payment.

The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Fair Market Value per share of Common Stock covered by the related Option or Alternative Right on the date the Option or Alternate Right was granted and the Fair Market Value per share of such Common Stock on the exercise date.

6.05.  Form of Payment.

Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 6.04, shall be paid by the Company solely in cash.

6.06.  Effect of Exercise.

If Limited Rights are exercised, the Options and Alternate Rights, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options and Alternate Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options and Alternate Rights were exercised or terminated.

6.07.  Retirement or Disability.

Upon termination of the Optionee's employment (including employment as a director of this Company after an Optionee terminates employment as an officer or key employee of this Company) by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within three years from the date of termination, exercise any Limited Right to the extent such Limited Right is exercisable during such three year period.

6.08.  Death of Optionee or Termination for Other Reasons.

Except as provided in Sections 6.07, 6.09 or 9.13(f), or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate three months after the date of termination of the Optionee's employment or one year after the death of the Optionee.

6.09.  Termination Related to a Change in Control.

The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 6.07 and 6.08 respectively, is waived during the Exercise Period as to any Optionee who (i) was employed by the Company at the time of the Change in Control and (ii) is subsequently terminated by the Company other than for cause, or who voluntarily terminates if such termination was the result of a good faith determination by the Optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used in this Plan, "for cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

                      ARTICLE VII STOCK BONUSES

7.01   Terms, Conditions and Restrictions.

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more Stock Bonuses as compensation the number of shares of Common Stock allotted by the Committee ("Stock Bonuses"). Stock awarded as a Stock Bonus shall be subject to the terms, conditions and restrictions determined by the Committee at the time of the award. The Committee may require the recipient to sign an agreement as a condition of the award. The agreement may contain such terms, conditions, representations, and warranties as the Committee may require.

                      ARTICLE VIII CASH BONUSES

  8.01  Grant.

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more cash bonuses as compensation ("Cash Bonuses"). The Committee may grant Cash Bonuses under the Plan outright or in connection with (i) an Option or Stock Appreciation Right granted or previously granted or (ii) a Stock Bonus awarded, or previously awarded. Bonuses will be subject to rules, terms, and conditions as the Committee may prescribe.

  8.02  Cash Bonuses in Connection with Options and Stock Appreciation Rights.

Cash Bonuses granted in connection with Options will entitle an Optionee to a Cash Bonus when the related Option is exercised (or surrendered in connection with exercise of a Stock Appreciation Right related to the Option) in whole or in part. Cash Bonuses granted in connection with Stock Appreciation Rights will entitle the holder to a Cash Bonus when the Stock Appreciation Right is exercised. Upon exercise of an Option, the amount of the Cash Bonus shall be determined by multiplying the amount by which the total Fair Market Value of the shares to be acquired upon the exercise exceeds the total Option Price for the shares by the applicable bonus percentage. Upon exercise of a Stock Appreciation Right, the cash bonus shall be determined by multiplying the total Fair Market Value of the shares or cash received pursuant to the exercise of the Stock Appreciation Right by the applicable bonus percentage. The bonus percentage applicable to a Cash Bonus shall be determined from time to time by the Committee but shall in no event exceed thirty percent.

8.03   Cash Bonuses in Connection with Stock Bonuses.

Cash Bonuses granted in connection with Stock Bonuses will entitle the person awarded such Stock Bonuses to a Cash Bonus either at the time the Stock Bonus is awarded or at such time as restrictions, if any, to which the Stock Bonus is subject lapse. If a Stock Bonus awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the Cash Bonus granted in connection with such Stock Bonus shall terminate and may not be exercised. Whether any Cash Bonus is to be awarded and, if so, the amount and timing of such Cash Bonus shall be determined from time to time by the Committee.

                      ARTICLE IX MISCELLANEOUS

9.01.  General Restriction.

Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be exercised or consummated in whole or in part unless and until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.02.  Non-Assignability.

No award under the Plan shall be assignable or transferable by the recipient thereof, except by Will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the U.S. Internal Revenue Code, or as otherwise permitted by the Federal securities laws (including, but not limited, to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder). During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative, unless transferred consistent with the foregoing and as expressly permitted by the agreement under which the grant is made.

9.03.  Withholding Taxes.

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall, to the extent permitted or required by law, have the right to require the grantee, as a condition of issuance of a Stock Bonus or exercise of its Options or Stock Appreciation Rights, to remit to the Company no later than the date of issuance or exercise, or make arrangements satisfactory to the Committee regarding payment of, any amount sufficient to satisfy any Federal, state and/or local taxes of any kind, including, but not limited to, withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If the participant fails to pay the amount required by the Committee, the Company shall have the right to withhold such amount from other amounts payable by the Company to the participant, including but not limited to, salary, fees or benefits, subject to applicable law. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any such taxes, including, but not limited to, the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

9.04.  Right to Terminate Employment.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

9.05.  Non-Uniform Determinations.

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

9.06.  Rights as a Shareholder.

The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him or her.

9.07 Fractional Shares. Fractional shares shall not be granted under any award under this Plan, unless the provision of the Plan which authorizes such award also specifies the terms under which fractional shares or interests may be granted.

9.08.  Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated in the following definitions:

      (a) "AFFILIATE" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with THC HomeCare, Inc..

      (b) "DISABILITY" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than one year.

      (c) "FAIR MARKET VALUE" per share in respect of any share of Common Stock as of any particular date shall mean (i) the closing sales price per share of Common Stock reflected on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market; or (iii) in case no reported sale takes place, the average of the closing bid and asked prices on the National Association of Securities Dealers' Automated Quotations System ("NASDAQ") or any comparable system, or if the shares of Common Stock are not listed on NASDAQ or comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine in any such other manner as the Committee may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value. In the case of Incentive Stock Options, the Fair Market Value shall not be discounted for restrictions, lack of marketability and other such limitations on the enjoyment of the Common Stock. In the case of other type of Options, the Fair Market Value of the Common Stock shall be so discounted.

      (d) "OPTION" means Stock Option, Incentive Stock Option or Reload Option.

      (e) "OPTION PRICE" means the purchase price per share of Common Stock deliverable upon the exercise of an Option.

      (f) "PARENT CORPORATION" shall mean any corporation (other than THC HomeCare, Inc.) in an unbroken chain of corporations ending with the Optionee's employer corporation if, at the time of granting an Option, each of the corporations other than the Optionee's employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (g) "STOCK APPRECIATION RIGHT" shall mean Alternate Right or Limited
          Right.

      (h) "SUBSIDIARY CORPORATION" shall mean any corporation (other than THC HomeCare, Inc.) in an unbroken chain of corporations beginning with the Optionee's employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (i) "TEN PERCENT STOCKHOLDER" shall mean an Optionee who, at the time an Incentive Stock Option is granted, is an employee of the Company who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporations.

9.09.  Leaves of Absence and Performance Targets.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. The Committee shall also be entitled to make such determination of performance targets, if any, as it deems appropriate and to impose them upon an Optionee as a condition of continued employment.

9.10.  Newly Eligible Employees.

The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof, after the commencement of an award or incentive period.

9.11.  Adjustments.

In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the amount of Restricted Stock Units theretofore awarded under the Plan, the performance targets referred to in Section 9.08 and any and all other matters deemed appropriate by the Committee.

9.12.  Amendment of the Plan.

      (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

      (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 9.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his other rights under an award previously granted to him or her.

9.13.  General Terms and Conditions of Options.

Each Option shall be evidenced by a written Option Agreement between the Company and the Optionee, which agreement, unless otherwise stated in Articles II, III or IV of the Plan, shall comply with and be subject to the following terms and conditions:

       (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

       (b) Type of Option. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Non-qualified Stock Option in the form of either a Stock Option or a Reload Option.

       (c)  Option Price.  Each Option Agreement shall state the Option
      Price which, in the case of Incentive Stock Options (except to the extent provided in Article III above), shall be not less than 100% of the undiscounted Fair Market Value of the shares of Common Stock of the Company on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in 9.13(i) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. No Options shall be granted under the Plan more than 10 years after the date of adoption of the Plan by the Board, but the validity of Options previously granted may extend and be validly exercised beyond that date. Except as provided in
      Section 3.10 above, Options granted under the Plan shall be for a period determined by the Committee as provided in Section 9.13(e), below.

       (d) Medium and Time of Payment. The Option Price shall be paid in full at the time of exercise in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law, and provided, further, if the Option Price is paid with monies borrowed from the Company, such fact shall be noted conspicuously on the certificate evidencing such shares in accordance with applicable law.

       (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances, as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee for all Options; provided, however that such exercise period shall not exceed 10 years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 9.13(f) and 9.13(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

       (f)  Termination.  Except as provided in Section 9.13(e) and in this
      Section 9.13(f) hereof, an Option may not be exercised unless the Optionee is then in the employ of the Company or a Parent, division or Subsidiary Corporation (or a corporation issuing or assuming the Option in a transaction to which Code Section 424(a) applies), and unless the Optionee has remained continuously so employed since the date of grant of the Option. If the employment of an Optionee shall terminate (other than by reason of death, disability or retirement), all Options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three months after such termination; provided, however, that if the employment of an Optionee shall terminate for cause, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or in any Option shall limit the Company's rights under Section 9.04 above. No Option may be exercised after the expiration of its term.

       (g) Death, Disability or Retirement. If an Optionee shall die while employed by the Company, a Parent or a Subsidiary Corporation thereof, or die within three months after the termination of such Optionee's employment other than for cause, all Options theretofore granted to such Optionee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee, at any time within one year after the date of death of the Optionee. If the Optionee's employment shall terminate by reason of disability or retirement, all Options theretofore granted to such Optionee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee at any time within three years after the date of disability or retirement of the Optionee.

       (h) Non-transferability of Options. Options granted under the Plan shall not be transferable otherwise than (i) by will; (ii) by the laws of descent and distribution; or (iii) to a revocable inter vivos trust for the primary benefit of the Optionee and his or her spouse. Options may be exercised, during the lifetime of the Optionee, only by the Optionee, his or her guardian, legal representative or the Trustee of an above described trust. Except as permitted by the preceding sentences, no Option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such Option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or upon the levy of any attachment or similar process upon such Option, right, or privilege, the Option and such rights and privileges shall immediately become null and void.

       (i)  Effect of Certain Changes.

           (A)  If there is any change in the number of shares of Common
          Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for awards under the Plan pursuant to Section 1.05 above, the number of such shares covered by the outstanding Options and the price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

           (B) In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to split-up, split-off or spin-off, or in the event of a merger, consolidation or other reorganization of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger, consolidation or other reorganization by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger, consolidation or other reorganization; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than 90-days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of 90 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

           (C) If while unexercised Options remain outstanding under the Plan, the stockholders of the Corporation approve a definitive agreement to merge, consolidate or otherwise reorganize the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation (each, a "Disposition Transaction"), then the Committee may: (i) make an appropriate adjustment to the number and class of shares available for awards under the Plan pursuant to Section 1.05 above, and to the amount and kind of shares or other securities or property (including cash) receivable upon exercise of any outstanding options after the effective date of such transaction, and the price thereof, or, in lieu of such adjustment, provide for the cancellation of all options outstanding at or prior to the effective date of such transaction; (ii) provide that exercisability of all Options shall be accelerated, whether or not otherwise exercisable; or (iii) in its discretion, permit Optionees to surrender outstanding options for cancellation; provided, however, that if the stockholders approve such Disposition Transaction within five years of the date of adoption of this Plan and before the Company is taken public, the Committee shall provide for the alternative in (ii) above. Upon any cancellation of an outstanding Option pursuant to this 9.13(i)(C), the Optionee shall be entitled to receive, in exchange therefor, a cash payment under any such Option in an amount per share determined by the Committee in its sole discretion, but not less than the difference between the per share exercise price of such Option and the Fair Market Value of a share of Company Common Stock on such date as the Committee shall determine.

           (D) Paragraphs (B) and (C) of this Section 9.13(i) shall not apply to a merger, consolidation or other reorganization in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation, merger or other reorganization of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

           (E) In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

           (F) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to Article III of this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

           (G) Except as hereinbefore expressly provided in this Section 9.13(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock or any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or other reorganization or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

      (j) Rights as a Shareholder. An Optionee or a transferee of an Option shall have no right as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such certificate is issued, except as provided in
      Section 9.13(i) hereof.

      (k)  Other Provisions.  The Option Agreement authorized under the
      Plan shall contain such other provisions, including, without limitation,
      (A) the imposition of restrictions upon the exercise of an Option; (B) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option; and (C) conditions relating to compliance with applicable federal and state securities laws, as the Committee shall deem advisable.

9.14.  Effects of Headings

The Section and Subsection headings contained herein are for convenience only and shall not affect the construction hereof.

ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS, EFFECTIVE THE 5th DAY OF OCTOBER 1996.



                      /s/ Charles W. McLaughlin, Chairman

Exhibit 4(c)

                       STOCK OPTION AGREEMENT
                   For Non-statutory Stock Option
                              Under the
                  1996 Directors' Stock Option Plan

                         THC HomeCare, Inc.

Pursuant to the terms and conditions of the THC HomeCare, Inc. 1995 Directors' Stock Option Plan (the "Plan"), THC HomeCare, Inc. (the "Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's common stock to provide the Grantee with an added incentive as a director of the Company hereby grants to the Grantee and the Grantee hereby accepts an Option to purchase the number of such shares specified below during a term ending at midnight Mountain Time on the Expiration Date of this Option specified below at the Option Exercise Price specified below subject to and upon the following terms and conditions:

       1. Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings:

       a.  Grantee:

       b.  Date of Grant:

       c.  Number of Shares Optioned:

       d.  Option Exercise Price Per Share:

       e.  Expiration Date:

       2. Vesting Schedule and Expiration. This Option is not exercisable in any part until six (6) months after the date of Grant. Upon the expiration of six (6) months after the date of Grant, and subject to the provisions for termination and acceleration herein, this Option shall become exercisable pursuant to the vesting schedule set forth below until and including the expiration date of this Option, whereupon the Option shall expire and may thereafter no longer be exercised. Vesting of the Option shall be as follows:


       3. Termination Provisions. The right to exercise this Option is subject to the restrictions and limitations contained in the Plan, which are hereby incorporated in and made a part of this Agreement. Termination of the Option is governed in particular instances in the Plan, as follows:

       1. If the Grantee ceases to be a Director for any reason other than resignation, removal for cause or death, any outstanding stock option held by the Grantee under this Agreement at such time shall be exercisable by the Grantee (but only if exercisable immediately prior to ceasing to be a Director) at any time prior to the Expiration Date or within three years after the date the Grantee ceases to be a Director, whichever is the shorter period;

       2. If during his term of office as a Director, Grantee resigns from the Board or is removed from office for cause, any outstanding stock option held by the Grantee hereunder which is not exercisable by him immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option held by the Grantee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the Expiration Date or within six months after the date of resignation or removal, whichever period is shorter;

       3. Following the death of Grantee during service as a Director of the Company, any outstanding stock option held by him under this Agreement at the time of death (whether or not exercisable by the Grantee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Grantee at any time prior to the Expiration Date or within three years after the date of death of Grantee, whichever is the shorter period;

       4. Following the death of Grantee after ceasing to be a Director and during a period when a stock option hereunder is exercisable under (b) above, the stock option shall be exercisable by such person entitled to do so under the Will of the Grantee or by such legal representative at any time prior to the Expiration Date or within one year after the date of death, whichever is the shorter period;

       5. Following the death of Grantee after ceasing to be a Director and during a period when a stock option is exercisable under clause (c) above, the stock option shall be exercisable by such person entitled to do so under the Will of the Grantee or by such legal representative at any time during the shorter of the following two periods: (i) until the Expiration Date, or (ii) until three years after the Grantee ceased being a Director or one year after the date of death of the Grantee, (whichever is longer).

      A stock option held by an Grantee who has ceased to be a Director of the Company shall terminate upon the expiration of the applicable Exercise Period, if any, specified in this Agreement.

       4. Restrictions on Transferability of Option. This Option may not be transferred by the Grantee other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the U.S. Internal Revenue Code. During the Grantee's lifetime the Option may be exercised only by the Grantee or the Grantee's guardian or legal representative.

       5. Adjustments and Corporate Reorganizations. Subject to the provisions of the Plan under which this Option is granted, if the outstanding shares of stock of the class then subject to this Option are increased or decreased or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash), or rights as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, although without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share. No fractional share of stock shall be issued under this Option or in connection with any adjustment. Such adjustments shall be made by the Committee, under authority of the Company's Board of Directors, whose determinations as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for property (including cash), rights or securities not of the Company's issue or any combination thereof, or upon a sale of substantially all of the property of the Company to or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, this Option shall terminate unless provision is made in writing in connection with such transaction for the assumption of this Option or the substitution for this Option of an Option covering the stock of a successor employer corporation or a parent or a subsidiary thereof, with appropriate adjustments in accordance with the provisions above in this section entitled "Adjustments and Corporate Reorganizations" as to the number and kind of shares optioned and their exercise prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall so terminate, the Grantee or other person then entitled to exercise this Option shall have the right at such time prior to the consummation of the transaction causing such termination as the Company shall designate to exercise the unexercised portions of this Option, including the portions thereof which would but for this section entitled "Adjustments and Corporate Reorganizations," not yet be exercisable.

       6. Exercise, Payment For and Delivery of Stock. The Option Price shall be paid in full at the time of exercise in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Grantee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law, and provided, further, if the Option Price is paid with monies borrowed from the Company, such fact shall be noted conspicuously on the certificate evidencing such shares in accordance with applicable law. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four (4) business days written notice of exercise on the form attached to this Option Agreement to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by payment of the purchase price as indicated above. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise,the notice of exercise shall also be accompanied by a check to the order of the Company in payment of the amount thus required to be withheld.

       7. Rights in Stock Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option unless and until such shares have been issued to such person as fully-paid shares.

       8. Requirements of Law. By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

       9. Stock Option Plan. This Option is subject to and the Company and Grantee agree to be bound by all of the terms and conditions of the Company's Plan under which this Option was granted, as the same may have been amended from time to time in accordance with its terms; provided that no such amendment shall deprive the Grantee without the Grantee's consent of this Option or any rights hereunder. Pursuant to said Plan, the Committee, or if there is no Committee, the Board of Directors of the Company is vested with exclusive authority to interpret and construe the Plan and this Option and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company's principal office.

       10. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Corporate Secretary at its principal offices and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee's signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as before said, registered or certified and deposited postage and registry or certification fees prepaid in a post office or branch post office regularly maintained by the United States Postal Service.

      This Agreement has been executed and delivered by the Company in Salt
Lake City, Utah and shall be construed and enforced in accordance with the laws of said state, other than any choice of law rules calling for the application of laws of another jurisdiction. Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Plan, under which this Option is granted, the provisions in the Plan shall govern and prevail. The receipt of this Option does not give the grantee any right to continued employment by the Company or a subsidiary for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the Grantee for any period.

IN WITNESS WHEREOF the Company has granted this Option on the date of Grant specified above.

THC HomeCare, Inc.
215 South State Street, Suite 535
Salt Lake City, UT 84111


By:______________________________________
Its:____________________________________

GRANTEE:

_________________________________________
Signature
_________________________________________
Print or Type Name

Address:
_________________________________________
_________________________________________
City/State/Zip

                 SUBSCRIPTION AND NOTICE OF EXERCISE



THC HomeCare, Inc.
4550 South Main Street
Salt Lake City, Utah 84127

Ladies and Gentlemen:

      The undersigned hereby elects to purchase, pursuant to the provisions of the Stock Option Agreement and Option held by the undersigned, dated ________, 199__, _________ shares of the Common Stock of THC HomeCare, Inc., a Utah corporation, issuable upon exercise of said Option.

      The undersigned hereby represents and warrants that the undersigned is acquiring such stock for his own account and not for resale or with a view to distribution of any part thereof.

      The undersigned hereby attaches the purchase price payable for such shares at $____ per share in the form of ____________________________________
(specify cash, check, money order, other securities, etc.).

Dated:





                              Address:




(Social Security Number)

Exhibit 5


                     DURHAM, EVANS, JONES & PINEGAR
                     50 South Main Street, Suite 850
                      Salt Lake City, Utah 84144



                                      December 5, 1996

THC HOMECARE, Inc.
215 South State Street, Suite 535
Salt Lake City, Utah 84111


Re:     Registration Statement on Form S-8 relating to THC HomeCare, Inc. 1996
Director's Stock Option Plan and 1996 Stock Option Plan (the "Plans")

Dear Sirs:

     We have acted as counsel for THC HomeCare, Inc., a Utah corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of an aggregate of 900,000 shares of the Company's Common Stock, par value $.001 (the "Shares") to be issued in accordance with the terms of the Plans.

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

               Sincerely,

               DURHAM, EVANS, JONES & PINEGAR, P.C.